Exhibit 4.13

Dated as of March ●, 2013

NEXEN INC.

-and-

CIBC MELLON TRUST COMPANY

-and-

THE BANK OF NEW YORK MELLON

-and-

CNOOC LIMITED

SEVENTH SUPPLEMENTAL INDENTURE

to the

TRUST INDENTURE

Dated as of April 28, 1998

TABLE OF CONTENTS

1.	INTERPRETATIONS AND AMENDEMENTS	2
1.1	Supplemental Indenture	2
1.2	Definitions in Indenture	2
1.3	Interpretation not Affected by Headings	3
1.4	Number; Persons	3
1.5	Other Provisions	3
1.6	Reference to and Effect on the Indenture	3
2.	AMENDMENTS	3
2.1	Deletions	3
2.2	Additions and Amendments	4
2.3	Guarantee by CNOOC Limited	14
3.	ACCEPTANCE OF TRUST BY TRUSTEE	28
3.1	Acceptance of Trustee	28
4.	GENERAL	28
4.1	Further Assurances	28
4.2	No Novation	29
4.3	Indenture Supplemental to Original Indenture	29
4.4	Counterparts and Formal Date	29
4.5	Severability	29

(i)

THIS SEVENTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of March ●, 2013,

B E T W E E N:

NEXEN INC., a corporation incorporated under the Canada Business Corporations Act

(hereinafter referred to as the "Corporation")
OF THE FIRST PART
- and -

CIBC MELLON TRUST COMPANY, a trust corporation incorporated under the laws of Canada

(hereinafter referred to as the "Canadian Trustee")
OF THE SECOND PART

THE BANK OF NEW YORK MELLON, a New York banking corporation

(hereinafter referred to as the "U.S. Trustee")
OF THE THIRD PART

CNOOC LIMITED, a company formed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China

(hereinafter referred to as the "Guarantor")
OF THE FOURTH PART

WITNESSETH THAT:

WHEREAS by a trust indenture (the "Original Indenture") made as of April 28, 1998 between the Corporation (formerly Canadian Occidental Petroleum Ltd.) and the Canadian Trustee, as supplemented and amended by a first supplemental indenture dated as of April 28, 1998, a second supplemental indenture dated as of February 4, 1999, a third supplemental indenture dated as of March 11, 2002, a fourth supplemental indenture dated as of November 20, 2003, a fifth supplemental indenture dated as of March 10, 2005 and a sixth supplemental indenture dated as of February 24, 2013 (collectively, the "Supplemental Indentures"), provision was made for the issue, in one or more series, by the Corporation of Debt Securities of the Corporation in an unlimited aggregate principal amount;

AND WHEREAS, pursuant to a plan of arrangement (the "Arrangement") under the Canada Business Corporations Act ("CBCA"), CNOOC Canada Holdings Ltd., a corporation existing under the CBCA and an indirect wholly-owned subsidiary of the Guarantor, acquired all of the outstanding equity interests in the Corporation;

AND WHEREAS the Corporation and the Guarantor desire to execute and deliver this Seventh Supplemental Indenture in order to amend certain terms of the Original Indenture (collectively, the "Proposed Amendments");

AND WHEREAS the Corporation has solicited consents (each, a "Consent") to the Proposed Amendments from the holders of Debt Securities upon the terms and subject to the conditions set forth in the consent solicitation statement of the Corporation dated March ●, 2013, as amended, supplemental or modified (the "Consent Solicitation");

AND WHEREAS the board of directors of the Guarantor has determined it to be in the best interest of the Guarantor to guarantee all of the Corporation's payment obligations under those Debt Securities with respect to which a Consent was validly given (and not validly revoked) by the holder and accepted by the Corporation in the Consent Solicitation;

AND WHEREAS Section 10.1 of the Original Indenture expressly permits the Corporation and the Canadian Trustee to enter into one or more supplemental indentures to give effect to an extraordinary resolution consented to by the holders of not less than 66 2/3% of the principal amount of the outstanding Debt Securities (the "Required Consents") amending the provisions of the Original Indenture;

AND WHEREAS the Corporation has obtained the Required Consents;

AND WHEREAS for the purposes hereinabove recited and pursuant to due corporate action, each of the Corporation and the Guarantor has duly determined to execute and deliver to the Trustees this Seventh Supplemental Indenture;

AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Supplemental Indenture by the Corporation and to make the same legal, valid and binding upon the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustees;

NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.	INTERPRETATIONS AND AMENDEMENTS

1.1	Supplemental Indenture

This "Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.2	Definitions in Indenture

All terms contained in this Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture unless the context otherwise specifies or requires.

1.3	Interpretation not Affected by Headings

The division of this Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Indenture.

1.4	Number; Persons

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.5	Other Provisions

All other provisions of the Original Indenture, which have not been amended pursuant to the Supplemental Indenture shall remain unchanged and in full force and effect.

1.6	Reference to and Effect on the Indenture

On and after the date hereof, each reference in the Original Indenture and the Supplemental Indentures to "this Trust Indenture", "this Indenture", "hereto", "hereunder" or words of like import, and each reference to the Original Indenture in any and all agreements, documents and instruments delivered by the Corporation or the Trustee or any other person will mean and refer to the Original Indenture as supplemented hereby.

2.	AMENDMENTS

2.1	Deletions

The Original Indenture is hereby amended by deleting each of the following Sections in its entirety, and in the case of each such Section, inserting in lieu thereof "Intentionally omitted.", and any and all references thereto contained in the Original Indenture, any and all obligations of the Corporation thereunder, and any and all Events of Default related thereto are hereby deleted from the Original Indenture, and such Sections and references shall be of no further effect:

(a)	Definition of "Debt Securities Guarantee" in Section 1.1 of the Original Indenture entitled "Definitions";

(b)	Paragraph (n) of Section 2.2 entitled "Terms of the Debt Securities of any Series";

(c)	Paragraph (e) of Section 5.1 of the Original Indenture entitled "General Covenants";

(d)	[Section 8.1 of the Original Indenture entitled "Certain Requirements in Respect to Mergers, etc.";]1

(e)	[Section 8.3 of the Original Indenture entitled "Additional Amounts";]2 and

1 Section 2.1(d) will only be included in this Seventh Supplemental Indenture if Consents of 100% of the holders of Debt Securities are obtained in the Consent Solicitation.
2 Section 2.1(e) will only be included in this this Seventh Supplemental Indenture if Consents of 100% of the holders of Debt Securities are obtained in the Consent Solicitation.

(f)	Section 8.2 of the Original Indenture entitled "Vesting of Powers in Successor".

2.2	Additions and Amendments

(a)	Section 1.1 of the Original Indenture is hereby amended by inserting the following definitions in their correct alphabetical order:

"Canadian Trustee" means CIBC Mellon Trust Company, a trust corporation incorporated under the laws of Canada, until a successor shall become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

"Guarantee" means the guarantee by the Guarantor as set forth in Article 12.

"Guaranteed Securities" means (i) the Debt Securities with respect to which a valid Consent has been given (and not validly revoked) by the holder of such Debt Securities and accepted by the Corporation in the Consent Solicitation which shall have CUSIP Numbers ●, and (ii) any Debt Securities guaranteed pursuant to Section 12.6(c) and additional Guaranteed Securities pursuant to Section 12.6(b).

"Non-Guaranteed Securities" shall have the meaning given to such term in Section 12.6.

"Seventh Supplemental Indenture" means the Seventh Supplemental Indenture to this Indenture dated as of March ●, 2013 between the Corporation, the Canadian Trustee, the U.S. Trustee and CNOOC Limited, a company formed under the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

"U.S. Trustee" means The Bank of New York Mellon, a New York banking corporation, until a successor shall become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean such successor.

(b)	Section 1.1 of the Original Indenture is hereby amended by deleting the definitions of "Guarantor", "Paying Agent" and "Trustee" in its entirety and replacing it with the following:

"Guarantor" means CNOOC Limited, a company formed under the laws of Hong Kong Special Administrative Region of the People's Republic of China, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

"Paying Agent" means any Person authorized by the Corporation to pay the principal of or any premium or interest on any Debt Securities on behalf of the Corporation and includes the Canadian Trustee and the Corporation acting as a Paying Agent provided that the Corporation may not act as the only Paying Agent at any time and may not act as a Paying Agent with respect to moneys deposited or paid pursuant to Sections 7.4 or 7.5 or Article 13.

"Trustee" or "Trustees" means the party or parties named as the Canadian Trustee and the U.S. Trustee in this Indenture until a successor to either or both of such Trustees shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, means each party who is then a Trustee hereunder and, unless the context otherwise requires and except as otherwise provided herein, a reference to "a Trustee" or "the Trustee" means either of the Trustees.

(c)	The Original Indenture is hereby amended by deleting Section 1.5 entitled "Applicable Law" in its entirety and replacing it with the following:

"1.5  Applicable Law

The Indenture and the Debt Securities and the coupons, if any, shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. This Indenture is also subject to and governed by the TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.  Wherever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture."

(d)	Section 2.2 of the Original Indenture is hereby amended by inserting the following language at the end of such section:

"For the avoidance of any doubt, the Debt Securities of a particular series issued under this Indenture shall, upon due execution and delivery of the Seventh Supplemental Indenture by each of the parties thereto, be deemed to be Debt Securities of the same series for all purposes of this Indenture, regardless of the fact that Article 12 and the Guarantee shall apply only to the Guaranteed Securities of such series."

(e)	Section 2.11 of the Original Indenture is hereby amended by deleting "All" at the beginning of such section and inserting the following language thereafter:

"With the exception of the Guarantee of the Guaranteed Securities, all".

(f)	The Original Indenture is hereby amended by deleting Section 3.14 entitled "Notice to Trustee" in its entirety and replacing it with the following:

"3.14        Notice to Trustee

Any notice to the Trustees under the provisions of this Indenture shall be valid and effective if given by registered or certified letter, postage prepaid, addressed to the Trustees by delivery by courier, air courier or in person or by facsimile at, if to the Canadian Trustee, its principal office at BNY Trust Company of Canada, 11th Floor, 320 Bay Street, Toronto, Ontario, M5H 4A6 (facsimile number (416) 360-1711) (Attention: Corporate Trust Administration) and , if to the U.S. Trustee, its principal office at 101 Barclay Street, Floor 4E, New York, New York, United States, 10286 (facsimile number 212-815-5366), Attention: Manager, Global Americas, and in each case shall be deemed to have been effectively given five business days after mailing or on the date of delivery by courier, air courier or in person or by facsimile, provided however that in the event of actual or anticipated postal disruption any notice by mail shall not be deemed to have been effectively given until actual delivery thereof. The Trustees may from time to time notify the Corporation in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trustees for all purposes of this Indenture."

(g)	The Original Indenture is hereby amended by adding Section 3.15 entitled "Notice to Guarantor", which will read as follows:

"3.15        Notice to Guarantor

Any notice to the Guarantor under the provisions of this Indenture shall be valid and effective if given by registered or certified letter, postage prepaid, addressed to the Guarantor, by delivery by courier, air courier or in person or by facsimile to its principal office at No. 25 Chaoyangmenbei Dajie, Dongcheng District Beijing 100010, P.R. China (facsimile number (8610) 84521512) (Attention: Manager, Financial & Capital Market) and shall be deemed to have been effectively given five business days after mailing, or on the date of delivery by courier, air courier or in person or by facsimile, provided however that in the event of actual or anticipated postal disruption any notice by mail shall not be deemed to have been effectively given until actual delivery thereof.  The Guarantor may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be address of the Guarantor for all purposes of this Indenture".

(h)
Section 5.1 of the Original Indenture is hereby amended by deleting the language in paragraph (b) following "with generally accepted accounting practice" in its entirety, and replacing it with the following:

"The Corporation shall: (1) file with the Trustee, within 15 days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations."

(i)	Article 5 of the Original Indenture is hereby amended by adding Section 5.4 entitled "Reports by the Guarantor", which will read as follows:

"5.4           Reports by the Guarantor

At any time that the Guarantor's ordinary shares are not listed for trading on The Stock Exchange of Hong Kong Limited or any other securities exchange, the Guarantor will deliver to the Trustee, upon request and as soon as they are available, (i) but in any event within 120 calendar days after the end of each fiscal year (which ends on December 31), copies of its latest annual report and audited consolidated financial statements; and (ii) but in any event within 90 calendar days after the end of its first semi-annual fiscal period, copies of its latest unaudited interim consolidated financial statements. At any time that the Guarantor's ordinary shares are listed for trading on The Stock Exchange of Hong Kong Limited or any other securities exchange, the Guarantor will deliver to the Trustee, upon request and as soon as they are available, but in any event within 10 calendar days after they are filed with The Stock Exchange of Hong Kong Limited or any such other securities exchange on which its ordinary shares are at any time listed for trading, true and correct copies of any financial or other report in the English language filed with such exchange."

(j)	Article 5 of the Original Indenture is hereby amended by adding Section 5.5 entitled "PRC Additional Amounts", which will read as follows:

"5.5           PRC Additional Amounts.

If at any time, the Corporation is determined to be a resident enterprise of the People's Republic of China (the "PRC") for PRC tax purposes (a "PRC Tax Resident Enterprise") and, as a result, (i) the Corporation is required to withhold or deduct any amounts in respect of PRC Taxes from any payment to a holder of the Debt Securities, the Corporation will pay such additional amounts ("PRC Additional Amounts") as may be necessary in order that the net amount paid to a holder of a Debt Security, after deduction of such withholding, will not be less than the amount which such holder would have received in accordance with the terms of such Debt Securities and the Indenture if no such withholding had been required, and (ii) the Corporation will indemnify and hold harmless each holder of the Debt Securities against any PRC Taxes which may be imposed on such holder of Debt Securities solely as a result of the Corporation being a PRC Tax Resident Enterprise, provided that no PRC Additional Amounts will be payable to a holder of Debt Securities under (i) above and no indemnity payment will be made to a holder of Debt Securities under (ii) above where the holder or beneficial owner of a Debt Security:

(a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or other physical presence in or otherwise has or has had some connection with the PRC or any political subdivision thereof other than the mere holding of Debt Securities or the receipt of payments thereunder; or

(b) is subject to PRC Taxes by reason of its failure to comply with, or would be entitled to exemption from, reduction in, or refund of such PRC Taxes by complying with, any certification, identification, information, documentation or other reporting requirement required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in such PRC Taxes.

Nor will any amount be paid under (i) or (ii) above to any holder of a Debt Security who is a fiduciary or partnership or other than the sole beneficial owner of the Debt Security and of payments on the Debt Security to the extent that a payment on, or gain with respect to, the Debt Security would be required by the laws of the PRC to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of the partnership, or a beneficial owner who would not have been entitled to the payment under (i) or (ii) above had that beneficiary, settlor, member or beneficial owner been the holder of the Debt Securities.

At least ten (10) days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if the Corporation will be obligated to pay PRC Additional Amounts with respect to such payment, the Corporation will deliver to the Trustee Certificate of the Corporation stating the fact that such PRC Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such PRC Additional Amounts to holders of Debt Securities on the payment date.

Whenever there is mentioned herein in any context, the payment of principal or interest in respect of any Debt Security, such mention shall be deemed to include the payment of PRC Additional Amounts provided for herein to the extent that, in such context, PRC Additional Amounts are, were or would be payable in respect thereof pursuant hereto."

(k)	[Section 8.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

"8.1           Certain Requirements in Respect to Mergers, etc.

Nothing in this Indenture shall restrict the Corporation's ability to merge, amalgamate or consolidate with or into any other Person, or sell, assign, lease, convey or otherwise transfer all or substantially all of its property and assets to any other Person, or change the jurisdiction under whose laws the Corporation is organized and existing (a "Reincorporation"); provided that

(a) either (i) the Corporation shall be the surviving corporation in the case of a merger (which term, as used in this Section 8.1, shall not include an amalgamation or consolidation) and, immediately after such merger, shall remain a corporation organized and validly existing under the laws of the same jurisdiction in which it was organized and existing immediately prior to such merger, or (ii)

(A) in the case of an amalgamation or consolidation, or in the case of a merger, if the Corporation is not the surviving corporation as set forth in clause (a)(i) above, or in the case of a Reincorporation, the Person or Persons formed by such amalgamation or consolidation, or into which the Corporation is merged, or resulting from such Reincorporation is a corporation or are corporations (each, a "successor corporation" and together the "successor corporations") organized and validly existing under the laws of its applicable jurisdiction and shall expressly assume, by supplemental indenture executed by such successor corporation or successor corporations and delivered by it or them to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts, if any, PRC Additional Amounts (as hereinafter defined) and other amounts payable under Section 5.5, if any, and sinking fund payments, if any) payable in respect of the Debt Securities (collectively, the "Obligations"), or

(B) in the case of a sale, assignment, lease, conveyance or other transfer of all or substantially all of its property and assets to any other Person, (x) the divesting Corporation shall remain the primary obligator for the due and punctual payment of the Obligations (which for this purpose includes Additional Amounts), and (y) the Person or Persons to which the Corporation has sold, assigned, leased, conveyed or otherwise transferred all or substantially all of its property and assets (each, as "acquiror" and together the "acquirors") shall agree, by supplemental indenture executed by such Person or Persons and delivered by it or them to the Trustee, to (1) irrevocably and unconditionally guarantee the due and punctual payment of the Obligations (which for this purpose includes Additional Amounts) and (2) be bound  by the provisions of this Section 8.1 and Section 8.3 as if it were the Corporation (except, for the avoidance of doubt, any such acquiror shall not be considered a primary obligor for the purposes of clause (B)(x) above);

provided, further, that no such supplemental indenture shall be required pursuant to the provisions of this clause (a) if (1) the transaction in question is an amalgamation of the Corporation with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, as applicable, (2) the successor corporation is and, immediately prior to such amalgamation, the Corporation was organized and existing under the laws of Canada or any province thereof; (3) upon the effectiveness of such amalgamation, the successor corporation or successor corporations shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the Obligations, and (4) the Corporation shall have delivered to the Trustee an opinion of Counsel to the effect set forth in clauses (1) through (3) above;

(b) Intentionally omitted.

(c) Intentionally omitted.

(d) Intentionally omitted.

(e) if any successor corporation or acquiror is not organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province of Canada, such successor corporation or acquiror shall expressly agree, in a supplemental indenture executed by such successor corporation or acquiror, (i) to indemnify and hold harmless each holder of any Debt Securities from and against (x) any and all present and future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively "Taxes") of whatever nature which may be imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and (y) any and all costs and expenses arising out of or relating to such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, and (ii) that the principal of, and premium, if any, and interest on, and any and all other amounts payable under or in respect of, the Debt Securities will be paid without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation or acquiror is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an "Applicable Jurisdiction") or any political subdivision or taxing authority of or in any Applicable Jurisdiction unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation or acquiror will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amount paid to each holder of any Debt Securities, after such deduction or withholding, will not be less than the amount which such holder would have received in accordance with the terms of the Debt Securities and this Indenture if no such deduction or withholding had been required. Whenever there is mentioned herein or in any Debt Securities, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and express mention of the payment of Additional Amounts in any instance shall not be construed as excluding Additional Amounts in those instances where such express mention is not made; and

(f) the Corporation shall have delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel each stating that such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer of all or substantially all of the assets or Reincorporation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with.]3

(l)	Section 9.10 of the Original Indenture is hereby amended by adding the following at the end thereof:

"; provided, further, however, that, notwithstanding anything to the contrary in this Indenture, the power to add any provisions to or to change in any manner or eliminate any of the provisions of Article 12 or to modify in any manner the rights of the holders of Guaranteed Securities under the Guarantee shall be exercisable by the written consent of the holders of not less than 66 2/3% of the principal amount of the outstanding Guaranteed Securities affected by such supplemental indenture (with

3 Clause 2.2(k) will be deleted from this Seventh Supplemental Indenture if Consents of 100% of the holders of Debt Securities are obtained in the Consent Solicitation.

the Guaranteed Securities of each series voting as a class) and not, for the avoidance of any doubt, the consent of the holders of Non-Guaranteed Securities."

(m)	Section 10.1 of the Original Indenture is hereby amended by deleting paragraph (l) in its entirety and replacing it with the following:

"(l)           for the purposes of a guarantee of any Debt Securities."

(n)	Section 11.8 of the Original Indenture entitled "Replacement of Trustee" is hereby amended by deleting the fourth sentence of such paragraph and replacing it with the following sentence:

"Any new Trustee appointed under any provision of this Section 11.8 to replace the Canadian Trustee shall be an entity authorized to carry on the business of a trust company in the Province of Alberta and of every other jurisdiction where such authorization is necessary to enable it to act as Canadian Trustee hereunder. Any new Trustee appointed under any provision of this Section 11.8 to replace the U.S. Trustee shall be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia, or of any other jurisdiction where such authorization is necessary to enable it to act as U.S. Trustee hereunder, or a corporation or other person permitted to act as trustee pursuant to Section 310(a) of the TIA."

(o)	Section 11.11 of the Original Indenture entitled "Duty of Trustee" is hereby amended by inserting the word "Canadian" before "Trustee" in the second line thereof.

(p)
Section 11.13 of the Original Indenture entitled "Material Conflict of Interest" is hereby amended by inserting the word "Canadian" before "Trustee" in each place where that word appears in that Section and by adding the following sentence to the end thereof:

"The U.S. Trustee shall comply with Section 3.10(b) of the TIA."

(q)	Article 11 of the Original Indenture is hereby amended by inserting new Section 11.18 entitled "Corporate Trustee Required Eligibility", which will read as follows:

"11.18      Corporate Trustee Required Eligibility

For so long as required by applicable Canadian law, there shall be a Canadian Trustee under this Indenture. Such Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized to carry on a business of a trust company. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 11.18, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 11.

This Indenture shall at all times have a U.S. Trustee that satisfies the requirements of Section 310(a) of the TIA."

(r)	Article 11 is hereby amended by inserting a new Section 11.19 entitled "Authority to Carry on Business", which will read as follows:

"11.19      Authority to Carry on Business

The Canadian Trustee represents to the Corporation and the Guarantor that, at the date of execution and delivery by it of the Seventh Supplemental Indenture, it is authorized to carry on the business of a trust company in each of the provinces of Canada. If the Canadian Trustee ceases to be authorized to carry on such business in any province of Canada, the validity and enforceability of this Indenture and the Debt Securities issued under this Indenture shall not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, such Canadian Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 11.8.

The U.S. Trustee represents to the Corporation and the Guarantor that, at the date of execution and delivery by it of the Seventh Supplemental Indenture, it is authorized to carry on the business of a trust company in the State of New York. If the U.S. Trustee ceases to be eligible to act as U.S. Trustee under Section 310(a) of the TIA, the validity and enforceability of this Indenture and the Debt Securities issued under this Indenture shall not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be so eligible, such U.S. Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 11.8."

(s)	Article 11 is hereby amended by inserting a new Section 11.20 entitled "Initial Appointment of Trustee", which will read as follows:

"11.20     Initial Appointment of Trustees

The Corporation hereby appoints (i) CIBC Mellon Trust Company as the initial Canadian Trustee and (ii) The Bank of New York Mellon as the initial U.S. Trustee, and CIBC Mellon Trust Company and The Bank of New York Mellon hereby accept such respective appointments. As to any duty or obligation of a Trustee relating to the Debt Securities, the Canadian Trustee shall have the primary responsibility for such duty or obligation, unless the context otherwise requires, and any other provision of this Indenture, including any reference to the U.S. Trustee therein, shall be interpreted to give effect to this paramount provision. Unless the context otherwise requires, any action to be performed by the Trustees under this Indenture may be performed by any one of the Canadian Trustee or the U.S. Trustee or both of them, and any such act shall bind both such Trustees. So long as the Trustees are affiliates, if a consent is required of the Trustees, it may be given by one Trustee and such consent shall be deemed to be given by both Trustees. Notwithstanding anything herein to the contrary, no Trustee shall be liable for the acts or omissions of the other Trustee."

(t)	Article 11 is hereby amended by inserting a new Section 11.21 entitled "Reports by the Trustees", which will read as follows:

"11.21     Reports by the Trustees

If required by TIA Section 313(a), within 60 days after each January 31 beginning with January 31, 2014, the U.S. Trustee shall mail to each holder of Debt Securities as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

A copy of each such report at the time of its mailing to holders of Debt Securities shall be filed by the U.S. Trustee with each stock exchange in the United States, if any, on which the Debt Securities are listed. The Corporation shall notify the U.S. Trustee if and when the Debt Securities are listed on any stock exchange in the United States."

(u)	Section 13.1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

"13.1        Defeasance

The Corporation may, at its option and at any time, upon delivery to the Trustee of a Certified Resolution authorizing such action, terminate the obligations (subject to the exceptions set forth below) of the Corporation with respect to all outstanding Debt Securities and any coupons appertaining thereto and the Corporation shall be deemed to have been discharged from its obligations with respect to the outstanding Debt Securities and any coupons appertaining thereto on the date the conditions set forth in Section 13.3 are satisfied (hereinafter "defeasance"). For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by all then outstanding Debt Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "outstanding" only for the purposes of the provisions of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto and this Indenture insofar as such Debt Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of holders of such outstanding Debt Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 13.3 and as more fully set forth in such Section and Section 13.4, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, payable with respect to, such Debt Securities and any coupons appertaining thereto when such payments are due, (2) the obligation of the Corporation to pay Additional Amounts in respect of the Debt Securities pursuant to Section 8.1, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (4) the provisions of Sections 1.5, 1.6, 2.7, 2.8, 2.14, 5.1(i), 7.4, 7.5, 8.3 and 11.4 and of this Article 13. Subject to compliance with this Article 13, the Corporation may exercise its option under this Section 13.1 notwithstanding the prior exercise of its option under Section 13.2 with respect to such Debt Securities and any coupons appertaining thereto."

(v)	Section 13.2 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

"13.2        Covenant Defeasance

The Corporation may, at its option and at any time, upon delivery to the Trustee of a Certified Resolution authorizing such action, be released from its obligations with respect to (and only with respect to) the outstanding Debt Securities and any coupons appertaining thereto under (i) paragraphs (b) (other than the first sentence thereof), (c), (d) and (g) of Section 5.1 and (ii) to the extent specified pursuant to

Section 2.2, its obligations under any other covenant applicable to the outstanding Debt Securities and any coupons appertaining thereto, on and after the date the conditions set forth in Section 13.3 are satisfied (hereinafter, "covenant defeasance"), and such Debt Securities and any coupons appertaining thereto shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Debt Securities holders (and the consequences of any thereof) in connection with paragraphs (b) (other than the first sentence thereof), (c), (d) and (g) of Section 5.1, or any such other covenant, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such outstanding Debt Securities and any coupons appertaining thereto, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such paragraphs of Section 5.1 (other than its obligations under the first sentence of paragraph (b)) or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such paragraph or any such other covenant or by reason of reference in any such paragraph or such other covenant to any provision herein or any other document, and such omission to comply shall not constitute a default or an Event of Default under Section 6.1 or otherwise, as the case may be, but the remainder of this Indenture and such Debt Securities and any coupons appertaining thereto shall be unaffected."

(w)	Section 13.3 of the Original Indenture is hereby amended by deleting paragraph (e) in its entirety and replacing it with the following:

"In the case of covenant defeasance under Section 13.2, the Corporation shall have delivered to the Trustee an opinion of outside counsel of nationally recognized standing in the United States with respect to U.S. federal income tax matters to the effect that the holders of the outstanding Debt Securities and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred."

2.3	Guarantee by CNOOC Limited

The original indenture shall be amended to remove Article 12 entitled "Debt Securities Guarantees" and replace it with new Article 12 entitled "Guarantee", which will read as stated below.  Notwithstanding anything contained in this Seventh Supplemental Indenture or the Original Indenture to the contrary, this Article 12 shall only apply with respect to the Guaranteed Securities.

"ARTICLE 12. –GUARANTEE

12.1       Guarantee

(a)
The Guarantor hereby irrevocably and unconditionally guarantees to each holder of Guaranteed Securities and to the Trustee on behalf of each such holder the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any Additional Amounts payable in respect thereof), each Guaranteed Security provided for pursuant to this Indenture and the terms of such Guaranteed Security when and as the same shall become due and payable, whether at stated maturity thereof, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Guaranteed Security and of this Indenture. This is a guarantee of payment and not of collection. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Corporation prior to exercising its rights under the Guarantee of the Guarantor. The Guarantee will not be discharged with respect to any Guaranteed Security except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). In case of the failure of the Corporation punctually to pay any such principal, interest or other amounts payable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at stated maturity thereof, by acceleration, call for redemption or otherwise, and as if such payment were made by the Corporation.

(b)
The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Guaranteed Security or this Indenture (other than in respect of the Guarantee), any failure to enforce the provisions of any Guaranteed Security or this Indenture, any waiver, modification or indulgence granted to the Corporation with respect thereto by the holders of Guaranteed Securities or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Guaranteed Security or the interest rate thereon or change the currency of payment with respect to any Guaranteed Security, or alter the stated maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Corporation to satisfy the outstanding principal of, interest on or any other amounts payable under each Guaranteed Security prior to recourse against the Guarantor or its assets), protest or notice with respect to any Guaranteed Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee of the Guarantor will not be discharged with respect to any Guaranteed Security except by payment in full of the principal thereof, interest thereon and all other amounts payable thereunder. If at any time any payment on such Guaranteed Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Corporation, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

12.2       Subrogation

The Guarantor shall be subrogated to all rights of the holders of Guaranteed Securities against the Corporation in respect of any amounts paid to such holder by the Guarantor pursuant to the provisions of the Guarantee, provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on and all other amounts due with respect to the  Guaranteed Securities shall have been paid in full or payment thereof shall have been provided for in accordance with this Indenture.

12.3       Ranking

The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor and ranks (i) pari passu in priority of payment, and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by applicable law) and (ii) senior in priority of payment and in all other respects to all other Indebtedness of the Guarantor that is designated as subordinate or junior in right of payment to the Guarantee.

12.4       Covenants of the Guarantor

(a)
When Guarantor May Merge, etc.  The Guarantor may not consolidate with or merge into any other Person in a transaction in which the Guarantor is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person unless:

(i)
any Person formed by such consolidation or into which the Guarantor is merged or to whom the Guarantor has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to the Indenture all the obligations of the Guarantor under the Guaranteed Securities or the Guarantee, as the case may be;

(ii)
immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)
if, as a result of the transaction, any property or asset of the Guarantor or any of its Subsidiaries would become subject to a Lien that would not be permitted under Section 12.4(c), the Guarantor or such successor Person takes such steps as shall be necessary to secure the Guaranteed Securities at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by holders of Guaranteed Securities by extraordinary resolution, for so long as such Indebtedness will be secured.

In connection with any consolidation, merger, conveyance, transfer or lease contemplated hereby, the Guarantor and the relevant Person shall deliver to the Trustee a Certificate of the Corporation and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)
Successor Corporation Substituted.  Upon any consolidation or merger or any conveyance, transfer or lease of the property and the assets of the Guarantor substantially as an entirety in accordance with the provisions described in Section 12.4(a), the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under the Indenture with the same effect as if such successor Person had been named as the Guarantor therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Guaranteed Securities or the Guarantee, as the case may be, the predecessor will be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Guaranteed Securities or under the Guarantee.

(c)
Liens.  The Guarantor will not, and will not permit any Principal Subsidiary to, create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Guarantor or any such Principal Subsidiary (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Guaranteed Securities and the Guarantee will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the holders of Guaranteed Securities by extraordinary resolution, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness (including the Attributable Value of the Sale and Leaseback Transactions set forth in Section 12.4(d)) entered into after ●, 2013  does not exceed 50% of the Guarantor's Adjusted Consolidated Net Worth.

(d)
Sale and Leaseback Transactions.  The Guarantor shall not, and shall not cause or permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with any Person (not including any Principal Subsidiary) for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Guarantor or a Principal Subsidiary for more than six months unless either:

(i)
the Guarantor or such Principal Subsidiary would be permitted under Section 12.4(c) to create, incur or permit to exist a Lien on the Principal Property to secure Indebtedness (without equally and ratably securing the Guaranteed Securities with such Indebtedness) at least equal in amount to the Attributable Value of the Sale and Leaseback Transactions; or

(ii)
the Guarantor or such Principal Subsidiary, within 120 days after such sale or transfer, (x) applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased (as determined in good faith by any two members of the board of directors of the Guarantor or such Principal Subsidiary) to (A) the retirement of Indebtedness of the Guarantor or such Principal Subsidiary ranking prior to or on parity with the Guaranteed Securities, incurred or assumed by the Guarantor or such Principal Subsidiary, which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring or assuming such Indebtedness; provided, however, that in connection with such application, the Guarantor or such Principal Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount of such Indebtedness so voluntarily retired by the Guarantor or such Principal Subsidiary; or (B) the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) at least equal to the fair market value of the Principal Property leased in such Sale and Leaseback Transaction; or (y) deposits, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof into an escrow account which is used solely for the purpose of providing for the Guarantor's or such Principal Subsidiary's obligations under the Sale and Leaseback Transaction.

(e)
Additional Amounts.  All payments under the Guarantee will be made free and clear of, and without withholding or deduction for, or on account of, any Taxes imposed, levied, collected, withheld or assessed by or on behalf of the Hong Kong Special Administrative Region of the PRC, the PRC or any other jurisdiction in which the Guarantor (or any successor to the Guarantor) is tax resident, in each case including any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction, or any jurisdiction from or through which any payment is made (each, a "Relevant Taxing Jurisdiction") unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the Guarantor shall pay such Guarantor Additional Amounts ("Guarantor Additional Amounts") as will result (after deduction or withholding of such Taxes and any additional Taxes deducted or withheld in respect of such Guarantor Additional Amounts) in receipt by each holder of any Guaranteed Security of such amounts as would have been received by such holder with respect to such payment had no such withholding or deduction been required; provided, however, that no Guarantor Additional Amounts shall be payable in respect of any Guaranteed Security:

(i)
to a holder of Guaranteed Securities (or to a third party on behalf of such holder) who is liable to such Taxes by reason of his having some connection with the Relevant Taxing Jurisdiction other than the mere holding of the Guaranteed Security or the receipt of payment under the Guarantee; or

(ii)
which is surrendered (where required to be surrendered) more than 30 days after the Relevant Date, except to the extent that the holder of Guaranteed Securities would have been entitled to such Guarantor Additional Amounts on surrender of such Guaranteed Security for payment on the last day of such period of 30 days. "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Guaranteed Securities; or

(iii)
to a holder of Guaranteed Securities (or to a third party on behalf of such holder) who would have been able to avoid such withholding or deduction by duly presenting the Guaranteed Security (where presentation is required) to another paying agent; or

(iv)
with respect to any Taxes that would not have been imposed but for the failure of the holder of Guaranteed Securities or beneficial owner to comply with a timely request of the Guarantor or the Corporation addressed to the holder of Guaranteed Securities to provide certification or information concerning the nationality, residence or identity of the holder or beneficial owner of the Guaranteed Security, if compliance is required as a precondition to relief or exemption from the tax, duty, assessment or governmental charge; or

(v)
with respect to any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vi)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

(vii)	any such Taxes payable otherwise than by deduction or withholding from payments; or

(viii)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding items (i) through (viii) above.

Guarantor Additional Amounts will also not be paid with respect to any payment under the Guarantee to any holder of a Guaranteed Security who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Guarantor Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder of a Guarantee Security.

On or prior to the first interest payment date on which payments are to be made under the Guarantee and to any subsequent date of payment of principal or interest on the Guaranteed Securities on which payments are to be made under the Guarantee, the Guarantor, as the case may be shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officer's Certificate instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Guaranteed Securities under the Guarantee shall be made to holders of Guaranteed Securities without withholding or deduction for or on account of any Taxes. The Trustee shall be authorized and protected in conclusively relying upon the most recent Certificate of the Corporation received by it in connection with the foregoing. If any such withholding or deduction shall be required, then such Certificate of the Corporation shall specify by country the amount, if any, required to be withheld or deducted on such payments to such holders of Guaranteed Securities, and the Guarantor agrees to pay to the Trustee or such Paying Agent the Guarantor Additional Amounts required to be paid by this Section 12.4(e). The Guarantor covenants to indemnify the Trustee and any Paying Agent to their satisfaction for, and to hold them harmless against, any loss, liability or expense incurred arising out of or in connection with actions taken or omitted by any of them in reliance on any Certificate of the Corporation furnished pursuant to this Section 12.4(e).

Whenever there is mentioned herein in any context, the payment of principal or interest in respect of any Guaranteed Security or the Guarantee, such mention shall be deemed to include the payment of Guarantor Additional Amounts provided for herein to the extent that, in such context, Guarantor Additional Amounts are, were or would be payable in respect thereof pursuant hereto.

12.5       Events of Default

(a)
In addition to the Events of Default set forth in Section 6.1 of the Indenture entitled "Event of Default", wherever used in this Indenture with respect to the Guaranteed Securities, "Events of Default" shall include any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)
failure to perform any covenant or agreement of the Guarantor herein, and such failure continues for 60 days after receipt of a written notice by the Corporation and the Guarantor from the Trustee or from the holders of at least 25% in aggregate principal amount of the Guaranteed Securities then outstanding (with a copy to the Trustee) specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(ii)	the Guarantee shall cease to be in full force or effect or the Guarantor shall deny or disaffirm its obligations under the Guarantee; or

(iii)
(A) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Guarantor or any Principal Subsidiary, (B) acceleration of the maturity of any Indebtedness of the Guarantor or any Principal Subsidiary following a default by the Guarantor or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within 30 days after receipt by the Corporation and the Guarantor of a written notice from the Trustee or from the holders of Guaranteed Securities of at least 25% in aggregate principal amount of the Guaranteed Securities then outstanding (with a copy to the Trustee) specifying such failure and demanding that such Event of Default be remedied, or (C) failure to pay any amount payable by the Guarantor or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person thereof, if such obligation is not discharged or otherwise satisfied within 30 days after receipt by the Corporation and the Guarantor of a written notice from the Trustee or from the holders of at least 25% in aggregate principal amount of the Guaranteed Securities then outstanding (with a copy to the Trustee) specifying such failure and demanding that such Event of Default be remedied; provided, however, that no such event set forth in clause (i), (ii) or (iii) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds US$100,000,000 (or its equivalent in any other currency); or

(iv)
a decree or order is entered (i) for relief in respect of the Guarantor or any Principal Subsidiary in an involuntary case of winding up or bankruptcy proceeding under applicable law or (ii) adjudging the Guarantor or any

Principal Subsidiary bankrupt or insolvent, or seeking reorganization, winding up, arrangement, adjustment or composition of or in respect of the Guarantor or any Principal Subsidiary under applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(v)
the Guarantor or any Principal Subsidiary institutes a voluntary case or proceeding under applicable bankruptcy, insolvency, reorganization or similar law, or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Guarantor or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under applicable bankruptcy, insolvency, reorganization or similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Guarantor or any Principal Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

(b)
If an Event of Default set forth in clause (a) of this Section 12.5 with respect to Guaranteed Securities of any series (other than an Event of Default specified in clause (iv) or (v) of this Section 12.5) occurs and is continuing, the Trustee by notice in writing to the Corporation and the Guarantor, or the holders of at least 25% in aggregate principal amount of the Guaranteed Securities of that series then outstanding by notice in writing to the Corporation, the Guarantor and the Trustee, may declare the unpaid principal of and interest accrued thereon to the date of acceleration and premium and other amounts, if any, thereon (or, if the Guaranteed Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) on all the Guaranteed Securities of that series then outstanding to be due and payable immediately and, upon any such declaration, all the Guaranteed Securities of that series then outstanding (or specified principal amount) shall become and be immediately due and payable.

If an Event of Default specified in clause (iv) or (v) of this Section 12.5, occurs, all unpaid principal of, interest, premium and other amounts, if any, accrued on all the Guaranteed Securities of that series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of any Guaranteed Security of that series.

Upon payment of all such principal of, interest, premium, if any, and other amounts related to the Guaranteed Securities of such series, all of the Guarantor's obligations under the Guarantee with respect to the Guaranteed Securities of that series and (upon payment of the Guaranteed Securities of all series) this Article 12 and the Guarantee shall terminate.

At any time after a declaration of acceleration of maturity with respect to Guaranteed Securities of any series has been made and before a judgment or decree for payment or the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the outstanding Guaranteed Securities of that series by notice to the Trustee may rescind an acceleration and its consequences (except with respect to non-payment of principal, premium, interest or other amounts, if any) with respect to such series if (i) all existing Events of Default, other than the nonpayment of the principal of the Guaranteed Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided herein; provided that no such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon, (ii) the Corporation or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay in applicable currency: (A) all overdue interest on all Guaranteed Securities of that series, (B) to the extent payment thereof is lawful, the principal of (and premium and other amounts, if any, on) any Guaranteed Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Guaranteed Securities of such series (or, in the case of Original Issue Discount Debt Securities, the Guaranteed Securities' yield to maturity) and (C) to the extent the payment of such interest is lawful, interest at a rate per annum equal to the rate borne by the Guaranteed Securities of such series (or, in the case of an Original Issue Discount Debt Security, the Guaranteed Securities' annual bond-equivalent yield to maturity) on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the Trustee and any predecessor Trustee under Section 11.7 have been made.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Guaranteed Securities because an Event of Default specified in clause (iii) of this Section 12.5 shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Corporation or the Guarantor and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Guaranteed Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

12.6       Guaranteed Securities; Series; Additional Guaranteed Securities

(a)	Notwithstanding anything in the Seventh Supplemental Indenture or the Indenture stating to the contrary, this Article 12 shall only apply to the Guaranteed Securities.

(b)
The aggregate principal amount of Guaranteed Securities which may be authenticated and delivered under this Indenture is unlimited. All Guaranteed Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders thereof, for issuances of additional Guarantees or additional Guaranteed Securities of such series.

(c)
Notwithstanding anything to the contrary in this Indenture, the Corporation and the Guarantor may deliver Guaranteed Securities of any series to the Trustee for authentication, and the Trustee in accordance with a Written Order of the Corporation shall (i) authenticate and make such Guaranteed Securities available for delivery, and (ii) decrease the aggregate principal amount of the global note representing the Debt Securities of such series that are not Guaranteed Securities (the "Non-Guaranteed Securities")  in an amount equal to the aggregate principal amount of the Guaranteed Securities authenticated pursuant to the aforegoing clause (i). The Corporation and the Guarantor in delivering the Guaranteed Securities of any series shall use a CUSIP number different from the CUSIP number used for the Non-Guaranteed Securities of such series. The Trustee shall not be permitted to increase or decrease the aggregate principal amount of the global notes representing the Guaranteed Securities and the Non-Guaranteed Securities except as expressly requested by the Corporation and the Guarantor in a Written Order of the Corporation. The Corporation and the Guarantor and, upon written request from the Corporation and the Guarantor, the Trustee may, without the consent of the holders of Debt Securities, decrease the aggregate principal amount of the global note representing the Non-Guaranteed Securities and increase in an equal amount the aggregate principal amount of the global note representing the Guaranteed Securities.

12.7       Application of Money Collected from the Guarantor

Notwithstanding anything to the contrary in Section 6.5, any moneys received by the Trustee from the Guarantor pursuant to this Article 12 shall be applied, together with any other moneys of the Trustee available for such purposes, as follows:

FIRST: to the payment or reimbursement of the Trustee of its compensation, costs, charges, expenses, borrowings, advances, or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trust in relation to the Guarantee of the Guaranteed Securities under this Indenture, with interest thereon as herein provided;

SECOND: in payment of the principal of and premium (if any) and accrued and unpaid interest and Additional Amounts (if any) and interest on amounts in default on the Guaranteed Securities and coupons which shall then be outstanding rateably, without preference or priority of any kind, according to the aggregate amount of principal, premium, if any, and interest due and payable unless otherwise directed by extraordinary resolution passed by the holders of Guaranteed Securities and in that case in such priority as between principal, premium and interest as may be directed by such resolution; and

THIRD: the surplus (if any) of such moneys shall be paid to the Guarantor or its assigns;

provided, however, that no payment shall be made in respect of the principal, premium or interest of any Guaranteed Security or coupon held, directly or indirectly, by or for the benefit of the Guarantor or any Subsidiary of the Guarantor (other than any Guaranteed Security pledged for value and in good faith to a Person other than the Guarantor or a Subsidiary of the Guarantor, but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest of all Guaranteed Securities which are not so held.

12.8       Waiver of Defaults

Notwithstanding anything to the contrary in Section 6.3 and except an Event of Default in respect of the payment under the Guarantee of the principal of or premium, other amounts, if any, or interest on any Debt Security which cannot be modified or amended without the consent of the holder of each outstanding Guaranteed Security, only the holders of not less than 66 2/3% of the principal amount of the outstanding Guaranteed Securities then outstanding may by written notice to the Trustee on behalf of the holders of the Guaranteed Securities waive any Event of Default as defined in Section 12.5 with respect to the Guaranteed Securities and its consequences, and the Trustee shall thereupon waive the default upon such terms and conditions as such Guaranteed Security holders shall prescribe.

12.9       Release

The Guarantee will terminate with respect to a series of Guaranteed Securities and the Guarantor will be released and relieved of any obligations under this Article 12 with respect to a series of Guaranteed Securities immediately upon either (i) the satisfaction and discharge with respect to such series of Guaranteed Securities in accordance with Article 7 or (ii) the defeasance or covenant defeasance with respect to such series of Guaranteed Securities in accordance with Article 13.

12.10     Definitions

For all purposes of this Article 12, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. For greater certainty, any terms defined in this Article and also in Section 1.1 shall, for the purposes of this Articles only, have the meaning assigned to them in this Article;

(b)
all other terms used herein which are defined in the TIA, either directly or by reference therein, or defined by the Commission rule and not otherwise defined herein, have the meanings assigned to them therein;

(c)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS IASB (as defined herein);

(d)	the word "including" (and with correlative meaning "include") means including, without limiting the generality of: any description preceding such term; and

(e)	the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

"Adjusted Consolidated Net Worth" means the sum of the Guarantor's (a) shareholders' equity as determined under IFRS IASB and (b) Subordinated Indebtedness.

"Attributable Value" means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Leaseback Transaction (as determined in good faith by any two members of the board of directors of the Guarantor) and (ii) the present value (discounted at a rate equal to the rate of interest on the Guaranteed Securities, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

"Consent" means the consents validly given (and not validly revoked) by a holder of Debt Securities in the Consent Solicitation;

"Consent Solicitation" means the solicitation of consents by the Corporation to certain amendments to the Indenture upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated March ●, 2013, as amended, supplemented or modified.

"Consolidated Total Assets" means the consolidated total assets of the Guarantor and its Subsidiaries as shown on the most recent audited consolidated balance sheet of the Guarantor.

"IFRS IASB" means International Financial Reporting Standards issued by the International Accounting Standards Board consistently applied, as in effect from time to time.

"Indebtedness" of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person; provided, however, that, for the purpose of determining the amount of Indebtedness of the Guarantor outstanding at any relevant time, the amount included as Indebtedness of the Guarantor in respect of finance leases shall be the net amount from time to time properly characterized as "obligations under finance leases" in accordance with the IFRS IASB.

"Lien" means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

"Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Guarantor, and who shall he reasonably acceptable to the Trustee.

"Permitted Liens" means:

(a)
any Lien which is in existence prior to ●, 2013  and any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased);

(b)
any Lien arising or already arisen automatically by operation of law which is promptly discharged or disputed in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required by IFRS IASB shall have been made therefor;

(c)
any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(d)	any right of set-off or combination of accounts arising in favor of any bank or financial institution as a result of the day-to-day operation of banking arrangements;

(e)
any Lien either over any asset acquired after ●, 2013  which is in existence at the time of such acquisition or in respect of the obligations of any Person which becomes a Subsidiary of the Guarantor after ●, 2013  which is in existence at the date on which it becomes a Subsidiary of the Guarantor and in both cases any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased); provided that any such Lien was not incurred in anticipation of such acquisition or of such company becoming a subsidiary of the Guarantor;

(f)
any Lien created on any property or asset acquired, leased or developed (including improved, constructed, altered or repaired) after ●, 2013; provided, however, that (a) any such Lien shall be confined to the property or asset acquired, leased or developed (including improved, constructed, altered or repaired); (b) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or asset or any improvement thereto (including any construction, repair or alteration) or thereon and (c) any such Lien shall be created concurrently with or within one year following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or asset;

(g)
any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(h)	any Lien created or outstanding in favor of the Guarantor or any of its Subsidiaries;

(i)	any easement, right-of-way, zoning and similar restriction and other similar charge or encumbrance not interfering with the ordinary course of business of the Guarantor and its Principal Subsidiaries;

(j)
any lease, sublease, license and sublicense granted to any third party and any Lien pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other agreements, which are customary in the oil and gas industry and in the ordinary course of business of the Guarantor and any Principal Subsidiary;

(k)
any Lien on any property or asset to secure all or part of the cost of exploration, drilling, development, production, gathering, processing, marketing of such property or asset or to secure Indebtedness incurred to provide funds for any such purpose;

(l)	any Lien over any property or asset to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control, abatement or remediation facilities;

(m)
any Lien arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

(n)
any Lien in favor of any government or any subdivision thereof, securing the obligations of the Guarantor or any of its Principal Subsidiaries under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

(o)
any Lien over any property or asset securing Indebtedness of the Guarantor or any of its Principal Subsidiaries guaranteed by any international finance agency, including the World Bank and the International Finance Corporation, or any subdivision, department or division thereof;

(p)
any right arising in connection with the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of such crude oil, natural gas or other petroleum hydrocarbons or a specified amount of money, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty;

(q)	any Lien created in connection with any sale/leaseback transaction, subject to the limitation set forth in Section 12.4(d);

(r)	any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or asset covered thereby; or

(s)
any Lien in respect of Indebtedness of the Guarantor or any of its Subsidiaries with respect to which the Guarantor or such Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Guarantor and its Subsidiary in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

"Principal Property" means any real property owned at ● or hereafter acquired by the Guarantor or a Principal Subsidiary, the gross book value (including related land and improvements thereon and all machinery and equipment included therein) of which, on the date as of which the determination is being made, exceeds 15% of the Consolidated Total Assets of the Guarantor.

"Principal Subsidiary" at any time shall mean a Subsidiary of the Guarantor

(a)	as to which one or more of the following conditions is/are satisfied;

(i)
its net profit or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net profit attributable to the Guarantor (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Guarantor (before taxation and exceptional items); or

(ii)
its net assets or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net assets attributable to the Guarantor (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Guarantor;

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Guarantor and the then latest consolidated financial statements of the Guarantor; or

(b)
to which is transferred all or substantially all of the assets of a Subsidiary of the Guarantor which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Guarantor to which the assets are so transferred shall become a Principal Subsidiary.

A certificate of the auditors of the Guarantor as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

"Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Guarantor or any Principal Subsidiary sells or transfers any Principal Property to any Person with the intention of taking back a lease of such Principal Property pursuant to which the rental payments are calculated to amortize the purchase price of such Principal Property substantially over the useful life thereof and such Principal Property is in fact so leased. For purposes of this definition, a Sale and Leaseback Transaction shall not include any transaction relating to farm-in and farm-out agreements, operating agreements, development agreements, and any other similar arrangements which are customary in the oil and gas industry or in the ordinary course of business of the Guarantor and any Principal Subsidiary.

"Subordinated Indebtedness" means Indebtedness of the Guarantor (including perpetual debt, which the Guarantor is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the remaining life to maturity of the Guaranteed Securities and (ii) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the Guaranteed Securities including (x) a provision that in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Guarantor, the holders of the Guaranteed Securities shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the Guaranteed Securities (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under this Indenture, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any Guaranteed Security is outstanding.

3.	ACCEPTANCE OF TRUST BY TRUSTEE

3.1	Acceptance of Trustee

The Trustee hereby accepts the trusts in this Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

4.	GENERAL

4.1	Further Assurances

Each of the parties shall promptly execute and deliver, upon request by any other party, all such other and further agreements, instruments, certificates and other documents as may be reasonably requested by such party to give full effect to or to more fully carry out the provisions hereof.

4.2	No Novation

This Supplemental Indenture and the amendments contained herein are not intended to constitute, and shall not constitute, a novation or rescission of the Indenture or the Debt Securities, or the creation, issuance or assumption of new debt as a result of the implementation thereof.

4.3	Indenture Supplemental to Original Indenture

This Supplemental Indenture is supplemental to the Original Indenture and the Original Indenture and the Supplemental Indentures shall, from this date forward, be read in conjunction with this Supplemental Indenture.  The Original Indenture, the Supplemental Indentures and this Supplemental Indenture shall, from this date forward, have effect so far as practicable as if all provisions of the Original Indenture, the Supplemental Indentures and this Supplemental Indenture were contained in one instrument.

4.4	Counterparts and Formal Date

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first written above.

4.5	Severability

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereto may provide signatures to this Supplemental Indenture by facsimile or electronic mail, and such facsimile or electronic mail signatures shall be deemed to be the same as original signatures.

[The remainder of this page has been left blank intentionally. Signatures page follows.]

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Supplemental Indenture on the date first written above.

NEXEN INC.

By:
Name:
Title:

By:
Name:
Title:

CNOOC LIMITED

By:
Name:
Title:

By:
Name:
Title:

CIBC MELLON TRUST COMPANY

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

[Signature Page to Seventh Supplemental Indenture to Nexen's 1998 Indenture]